UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2011

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Bldg B1
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

Item 5.07 of Matters to a Vote of Security Holders.

Electronic Systems Technology Inc. (the "Company") held its Annual Meeting of Stockholders on June 3, 2011.  Pursuant to the Item 5.07 requirement for Current Reports on Form 8-K, 8, 2010, the Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

a) Election Directors:

Director's Name                             Votes For            Votes Withheld                 Broker Non-Votes

Michael S. Brown                         2,610,985                 150,000                             1,435,397
Tom L. Kirchner                           2,618,785                 142,200                             1,435,397

b) Ratification of the selection of Mo O'Shaughnessy & Associates P.S., as independent registered accountants for the Company for the year ending December 31, 2011:

Votes For             Votes Against                    Votes Abstained                 Broker Non-Votes

4,096,672                 96,710                                     3,000                                     0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ JON CORREIO

By: Jon Correio
Vice President, Finance and Administration
Date: June 6, 2011